UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2020

Black Creek Industrial REIT IV Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-56032	47-1592886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⌧

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 30, 2020, Black Creek Industrial REIT IV Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 111,856,950 shares of common stock issued and outstanding as of the close of business on April 8, 2020, the record date for the Annual Meeting, that were eligible to vote, 78,940,185 shares of common stock (approximately 71%) were present or represented by proxy at the Annual Meeting. At the Annual Meeting, the Company’s stockholders considered four proposals, described below. The voting results with respect to each proposal are as follows:

Proposal No. 1. The stockholders approved the election of each of the six directors to serve on the board of directors of the Company until the 2021 annual meeting of stockholders and until their respective successors are duly elected and qualify:

Name	For	Withheld
Evan H. Zucker	58,140,450	1,700,782
Dwight L. Merriman III	58,159,360	1,681,872
Marshall M. Burton	58,200,391	1,640,841
Charles B. Duke	58,164,388	1,676,844
Stanley A. Moore	58,079,127	1,762,105
John S. Hagestad	58,140,962	1,700,270

With respect to this proposal, the Company received 19,098,953 broker non-votes for each of the six director nominees. Broker non-votes are counted as present for purposes of determining a quorum but do not count as votes cast for or withheld from a director nominee. A broker non-vote occurs when a broker holding shares of the Company’s common stock for a beneficial owner is present at the meeting, in person or by proxy, and entitled to vote, but does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. A broker non-vote is not an indication of how the beneficial owner would have voted; it simply means that the beneficial owner did not instruct the broker as to how to vote his or her shares.

Proposal No. 2. The stockholders approved the ratification of the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020:

For	Against	Abstain
76,321,707	411,283	2,207,195

The Company did not receive any broker non-votes for this proposal because the brokers had discretionary voting power with respect to this proposal.

Proposal No. 3. The proposal to amend the Company’s charter to conform certain provisions to the wording used in the standards set forth in the Statement of Policy Regarding Real Estate Investment Trusts promulgated by the North American Securities Administrators Association, Inc. requires the affirmative vote of at least a majority of the Company's outstanding shares of common stock entitled to vote thereon in order to pass. Sufficient votes to pass this proposal had not been received at the time of the Annual Meeting. In accordance with the approval of Proposal 4 described below, the Company’s board of directors adjourned the Annual Meeting with respect to Proposal No. 3 in order to solicit additional proxies until Tuesday, August 4, 2020, at 10:00 am Mountain Daylight Time at the Company's principal executive offices, 518 Seventeenth St, Denver, Colorado 80202.

Proposal No. 4. The Company’s stockholders approved the proposal to permit the Company's board of directors to adjourn the Annual Meeting, if necessary, to solicit additional proxies in favor of any of the three proposals described above if there were not sufficient votes for any such proposal, as set forth below. As described above, the Annual Meeting has been adjourned with respect to Proposal 3 in order to solicit additional proxies.

For	Against	Abstain
54,683,144	1,905,954	3,252,134

The Company did not receive any broker non-votes for this proposal because the brokers had discretionary voting power with respect to this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK CREEK INDUSTRIAL REIT IV INC.
July 2, 2020
	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle Title: Managing Director, Chief Financial Officer